SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ENTERPRISE FINANCIAL SERVICES CORP
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(Name of Registrant as Specified In Its Charter)

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ENTERPRISE FINANCIAL SERVICES CORP

     150 N. MERAMEC
CLAYTON, MISSOURI 63105

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Enterprise Financial Services Corp (the “Company”) will be held at The Sheraton Westport Lakeside Chalet, 191 Westport Plaza Drive, St. Louis, Missouri 63146 on Wednesday, April 23, 2008, at 4:00 p.m. local time, for the following purposes:

1.	To elect 12 directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and have qualified.

2.	To approve an Amendment of the 2002 Stock Incentive Plan.

3.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on February 27, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

It is important that your shares be represented and voted at the meeting. You have three options for voting your shares:

1.	complete and return the proxy card sent to you,

2.	vote via the Internet, or

3.	vote via the telephone.

For Internet or telephone voting, instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

By Order of the Board of Directors,

Karen K. Sher, Secretary
Clayton, Missouri
March 20, 2008

ENTERPRISE FINANCIAL SERVICES CORP

150 N. MERAMEC
CLAYTON, MISSOURI 63105

PROXY STATEMENT

These proxy materials are delivered by the Board of Directors of Enterprise Financial Services Corp (the “Company”), in connection with the solicitation of proxies to be voted at the 2008 Annual Meeting of Shareholders or any adjournment or postponement thereof.

QUESTIONS ABOUT THE MEETING AND THESE PROXY MATERIALS

This Proxy Statement, the proxy card and our 2007 Annual Report were first mailed to shareholders on or about March 20, 2008.

What may I vote on?

1.	Election of 12 directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and have qualified; and

2.	Approval of an amendment to the 2002 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan to 2,250,000 shares.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR BOTH ITEMS, 1 & 2.

Who can vote at the meeting? Our Board of Directors has set February 27, 2008 as the record date for the Annual Meeting. All shareholders who owned common stock of the Company at the close of business on the record date may attend and vote at the Annual Meeting. On the Record Date, there were 12,511,395 shares of common stock outstanding. Shares held as of the record date include shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a stockbroker, bank or other nominee.

How do I vote my shares? If your shares are registered directly in your name with our stock transfer agent, Computershare, you are considered a shareholder of record and the beneficial owner of those shares. As a shareholder of record, you have the right to grant your voting proxy directly to the Company, or to vote in person at the meeting.

If your shares are held in a stock brokerage account or by a bank, you are still considered the beneficial owner of those shares, but your shares are said to be held in “street name.” Generally, only shareholders of record may vote in person at the meeting. If your shares are held in street name, you will receive a form from your broker or bank seeking instruction as to how your shares should be voted. If you desire to vote shares held in street name in person at the meeting, you need to contact your broker and ask how to obtain a “legal proxy” to directly vote such shares.

Can I change my vote? Yes. If you are the shareholder of record, you may revoke your proxy at any time before the Annual Meeting by:

  entering a new vote by Internet or telephone;

  returning a later-dated proxy card;

  sending written notice of revocation to the Secretary of the Company; or

  attending the Annual Meeting and voting by ballot.

To change your vote for shares you hold in street name, you will need to follow the instructions provided by your broker or bank.

How many votes must be present to hold the Annual Meeting? The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote constitutes a quorum at the Meeting for the election of directors and for other proposals. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

How many votes are needed to approve the proposals? Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to each matter to be voted upon; provided, however, that cumulative voting shall be available for the election of directors. Under cumulative voting, each shareholder is entitled to cast a number of votes equal to the number of shares held by such shareholder multiplied by the total number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the shareholder may elect. A plurality of votes cast at the Annual Meeting is required for the election of each director which effectively means that the twelve persons receiving the most votes will be elected as directors. Shares held by a shareholder who elects to withhold authority to vote for all nominees will not participate in the election for directors but will be present for other quorum and business purposes. A shareholder who withholds authority to vote for one or more (but less that all) director nominees will be deemed to have elected to allocate all his votes among the candidates equally among all remaining director nominees. Notwithstanding the foregoing, the proxies have, and may exercise, authority to cumulate and allocate votes from other shareholders to allocate votes in favor of the nominees as to which the “withholding shareholder” has withheld authority.

Approval of the amendment to the 2002 Stock Incentive Plan and approval of any other proposal that may be brought before the meeting each requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the matter.

An abstention from voting on a matter by a shareholder present in person or by proxy will have no effect on the election of directors but will have the same legal effect as a vote against any other proposal. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present and entitled to vote on the proposal.

All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting which are not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees, and FOR amendment of the 2002 Stock Incentive Plan.

Who pays for this proxy solicitation? The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to solicitation by mail, proxies may be solicited in person or by telephone or by other means by the Company’s directors, officers or employees, who will not receive any additional compensation for solicitation activities. The Company has engaged Broadridge Financial Solutions, Inc., for a fee to be determined, to assist in the distribution and tabulation of proxies. The Company will also reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of common stock as of the record date.

________________________

The date of this Proxy Statement is March 20, 2008.

ELECTION OF DIRECTORS – (Proposal No. 1)

The Board of Directors, upon recommendations of its Nominating and Governance Committee, has nominated for election the 12 persons named below. It is intended that proxies solicited will be voted for such nominees, in accordance with our cumulative voting structure as discussed above. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

The following biographical information is furnished with respect to each member of the Board of Directors of the Company, some of whom also serve as directors and officers of one or more of the Company’s subsidiaries, including Enterprise Bank & Trust (the “Bank”).

There are no family relationships between or among any directors or executive officers of the Company. Except as noted below, none of the Company’s directors or executive officers serves as a director of (1) any company that has a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (2) any investment company registered under the Investment Company Act of 1940.

			Director
Name	Principal Occupation and Five Year Business Experience	Age	Since
James J. Murphy, Jr.	Chairman and Chief Executive Officer, Murphy Company (mechanical specialty contracting firm) since 1979. Lead Director of the Company since November 2005.*	64	2002

Kevin C. Eichner	President and Chief Executive Officer of the Company since July 2002; Chairman, Enterprise Trust division since 2004; Vice Chairman of the Company since 1995; Chief Executive Officer, GenAmerica Financial Corporation (financial services) 2000-2002.*	57	1995

Peter F. Benoist	Executive Vice President and Chairman and Chief Executive Officer of the Bank since 2002, and Chairman of the Company’s Board since November 2005; Executive Director, St. Louis Regional Housing and Community Development Alliance 1999-2002.*	60	2002

Michael A. DeCola	President and Chief Executive Officer, Mississippi Lime Company (calcium based chemical products) since 1999.	54	2007

William H. Downey	President & Chief Operating Officer, Great Plains Energy Inc. (electric utilities) since 2003; Director, Great Plains Energy Inc. (NYSE: GXP) since 2003; President and Chief Executive Officer, Kansas City Power & Light Company since 2000; Executive Vice President, Great Plains Energy, Inc. 2002-2003; Director, Grubb & Ellis Realty Advisors since 2005.	63	2002

Robert E. Guest, Jr.	Partner, The Affinity Law Group since 2007, Partner, Doster Mickes James Ullom Benson & Guest, LLC (law firm) from 2005 - 2007; Partner, Benson & Guest LLP (law firm) from 1986 - 2005.	53	2002

Lewis A. Levey	Chairman & CEO, Enhanced Value Strategies, Inc. (real estate consultant) since 1997. Trust Manager (Director) and member of Audit Committee, Camden Property Trust (a REIT focused on multi-family residential housing) (NYSE: CPT) since 1997.	65	2005

Birch M. Mullins	President, Lindbergh Warson Properties (real estate investments) since 1988.	64	1996

Brenda D. Newberry	Chairman & CEO, The Newberry Group (global IT consultancy) since 1996.	54	2007

			Director
Name	Principal Occupation and Five Year Business Experience	Age	Since
Robert E. Saur	Chairman, Conrad Properties (developer of commercial and residential real estate properties) since 1975.	64	1995

Sandra A. Van Trease	Group President, BJC HealthCare (not-for-profit operator of hospitals) since 2004; President and Chief Executive Officer, UNICARE (an operating unit of Well Point Inc., a health insurance company) 2002-2004; President, Chief Financial Officer and Chief Operating Officer of RightChoice (health insurance company) 2000-2002.	47	2005

	Director and member of Audit Committee for Peabody Energy (NYSE: BTU) since 2002.

Henry D. Warshaw	President, Ocala First Corp.; Managing Member, Virtual Realty Enterprises (real estate investments) since 1998.	54	1996

*On March 3, 2008, Kevin C. Eichner tendered his resignation as President and CEO of the Company effective May 1, 2008 in order to accept the position of President of Ottawa University, Ottawa, Kansas. The Company has announced that Peter F. Benoist will succeed Mr. Eichner as the Company’s President and CEO, effective May 1, 2008. Also on that date, James J. Murphy, Jr., currently the lead director for the Company will assume the role of non-executive Chairman of the Board of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE
INDIVIDUALS LISTED FOR ELECTION AS DIRECTORS OF THE COMPANY.

BOARD AND COMMITTEE MEETINGS

All Committee members are appointed by the Board. In addition, the Board has established membership standards for each committee which require that a certain number of committee members must be “independent directors,” as that term is defined in Rule 4200 (a)(15) of the NASDAQ rules.

The Board met nine times in 2007. All directors except Director Saur attended at least 75% of all meetings of the full Board and of those committees on which they served in 2007. The Company’s Board of Directors periodically held executive sessions of the members of the Board who met the then current standards of independence. Executive sessions of the Board were presided over by the Lead Director. In 2008, the Board is scheduled to meet eight times.

Executive Committee

The Executive Committee is empowered to act on behalf of, and to exercise the powers of, the full Board of Directors in the management of the business and affairs of the Company when the full Board of Directors is not in session, except to the extent limited by applicable Delaware law. The charter for the Executive Committee may be found at the Company’s website at www.enterprisebank.com. All actions by the committee are reported at the next regular Board of Directors meeting. In addition, approved Executive Committee minutes are shared with all Directors. In 2007, the committee met twice.

The Committee consists of at least five non-employee directors who are “independent directors” as defined in the NASDAQ standards. For 2007, the Executive Committee consisted of Directors Benoist, Eichner, Mullins, Murphy, Saur, Van Trease and Warshaw.

Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors by reviewing all audit processes and fees, the financial information provided to the shareholders and the Company’s systems of internal financial controls. The Audit Committee has the authority and responsibility to select and evaluate and, where appropriate, replace the Company’s independent registered public accounting firm (the “independent auditors”).

The Committee shall consist of three or more directors who meet the NASDAQ independence standards. In 2007, the Audit Committee consisted of Directors Van Trease, committee Chairwoman, and Guest, who served the full year, and Director Warshaw, who filled the seat vacated by Richard Masinton, who did not stand for reelection at the 2007 Annual Meeting. Director Newberry has been added to the Committee for 2008. The Audit Committee met five times in 2007.

The Board of Directors has determined that Directors Guest and Van Trease satisfy the requirements of a “financial expert” as defined in Item 401(h)(2) of Regulation S-K and satisfy the definition of “financially sophisticated” under NASDAQ Rule 4350(d).

In the opinion of the Company’s Board, none of the Directors on the Audit Committee has a relationship with the Company or the Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them is or has been for the past three years an employee of the Company or the Bank, and none of their immediate family members is or has for the past three years been an executive officer of the Company or the Bank.

As noted in the Audit Committee’s charter, which is available on the Company’s website at www.enterprisebank.com, the Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of quality of audits performed by the independent auditors.

The Audit Committee has considered whether the provision by KPMG LLP of the services covered by the audit fees is compatible with maintaining the firm’s independence and concluded that it is compatible.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-auditing services to be performed by the Company’s independent auditors. The Chairperson of the Audit Committee has authority to approve in advance all audit or non-audit services to be provided by the independent auditors if presented to the full Audit Committee at the next regularly scheduled meeting.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the report by reference therein.

AUDIT COMMITTEE REPORT

The Audit Committee submits the following report:

The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements and internal control report with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance. The Audit Committee received written disclosures from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the auditors their independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Sandra A. Van Trease, Chairwoman	Robert E. Guest, Jr.

Brenda D. Newberry	Henry D. Warshaw

Principal Accounting Fees

The following table sets forth fees billed to the Company for the years ended December 31, 2007 and 2006 by the Company’s principal accounting firm KPMG LLP:

	December 31,
	2007	2006
Audit Fees (1)	$380,000	$329,900
Audit related fees	-	-
All other fees	-	-
	$380,000	$329,900

(1)

Includes professional services rendered for the audit of the Company’s consolidated annual financial statements, reports on internal control and review of financial statements in the Company’s reports on Form 10-Q and services normally provided in connection with regulatory filings including consultation on various accounting matters. In addition, audit fees includes $75,000 related to professional services rendered for the audit of Clayco Banc Corporation’s consolidated annual financial statements as of and for the years ended December 31, 2006 and 2005.

Financial Information Systems Design and Implementation Fees

KPMG LLP did not perform any services and therefore billed no fees relating to operating or supervising the operation of the Company’s information systems or local area network or for designing or implementing the Company’s financial information management systems during 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying and recommending qualified director nominees for election at the shareholders’ annual meeting. The charter for the Nominating and Corporate Governance Committee may be found at the Company’s website at www.enterprisebank.com. The Committee also recommends membership on Board committees, recommends corporate governance guidelines and oversees an annual Board self-evaluation.

The Committee shall consist of no fewer than three directors who meet the NASDAQ independence standards. Nominating and Governance Committee members for 2007 were Directors Murphy, Saur and Levey, Committee Chairman. The Committee met four times in 2007.

The Nominating and Corporate Governance Committee may consider candidates for Board membership coming to its attention through current Board members, search firms, shareholders and other persons. Suggestions for nominees from shareholders are evaluated in the same manner as other nominees. Any shareholder nomination must be submitted in writing to the Secretary, Enterprise Financial Services Corp, 150 North Meramec, Clayton, Missouri 63105 and should include the shareholder’s name, address and number of the Company’s shares owned by the shareholder along with the nominee’s name and qualifications.

Shareholders may communicate directly to the Board of Directors by sending a letter to the Board at: Enterprise Financial Services Corp Board of Directors, 150 North Meramec, Clayton, Missouri 63105. All communications directed to the Board of Directors will be received and processed by the Secretary of the Company and will be transmitted to the Chairman of the Nominating and Corporate Governance Committee without any editing or screening.

Compensation Committee

The Compensation Committee consists of Directors Downey (Chairman), Levey, Mullins, Murphy and Warshaw. The Compensation Committee met eight times in 2007. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NASDAQ rules. The responsibilities of the Committee are set forth in its charter, which is available on the Company’s website at www.enterprisebank.com, and includes the responsibility for establishing, implementing and continually monitoring compliance with the Company’s compensation philosophy.

Director Compensation

The following table sets forth compensation paid to each of the Company’s directors during 2007.

	Fees Earned or	Stock	Total Annual
	Paid in Cash	Awards	Compensation
Name	($)	($)	($)
Michael A. DeCola	3,500	-	3,500
William H. Downey	9,565	9,435	19,000
Robert E. Guest, Jr.	8,160	8,090	16,250
Lewis A. Levey	9,934	9,816	19,750
Birch M. Mullins	17	17,733	17,750
James J. Murphy, Jr.	37	39,963	40,000
Brenda D. Newberry	750	-	750
Robert E. Saur	34	11,716	11,750
Sandra A. Van Trease	56	21,441	21,497
Henry D. Warshaw	19	16,981	17,000

Non-employee Directors receive a $6,000 annual retainer and $750 per board meeting attended. For Committee service, the Chairpersons receive an additional retainer as follows: Audit Committee ($8,000), Compensation Committee ($6,000) and Nominating and Governance Committee ($4,000). Non-Chairperson committee members receive $500 per committee meeting attended. Lead Director Murphy receives only an annual fee of $40,000.

Beginning in April 2006, Directors had to choose whether to receive their compensation in 100% EFSC common Stock or 50% cash/50% EFSC common stock. The shares are issued under a Stock Plan for Non-Management Directors, approved by the shareholders in 2006.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation programs for our CEO, chief financial officer (“CFO”), and three other most highly compensated executives (collectively, our “NEOs”), including our overall compensation philosophy, components of compensation that we provide, the objectives and intended incentives of these components, and a discussion of the compensation decisions we have made regarding our NEOs.

NAMED EXECUTIVE OFFICERS (“NEO”)

The Company’s NEO’s for 2007 were as follows:

Name	Title	Age
Kevin C. Eichner	President and Chief Executive Officer; Vice Chairman of the Company;	57

Frank H. Sanfilippo	Executive Vice President and Chief Financial Officer of the Company	45

Peter F. Benoist	Chairman of the Board; Executive Vice President; Chairman and Chief	60
	Executive Officer of Enterprise Bank & Trust

Stephen P. Marsh	President and Chief Credit Officer of Enterprise Bank & Trust	52

Linda M. Hanson	President, Kansas City Region, Enterprise Bank & Trust	47

Note that on March 3, 2008, Mr. Eichner tendered his resignation as President and CEO of the Company effective May 1, 2008. The Company has announced that Peter F. Benoist will succeed Mr. Eichner as the Company’s President and CEO, effective May 1, 2008. Also on that date, James J. Murphy, Jr., currently the lead director for the Company, will assume the role of non-executive Chairman of the Board of the Company.

Compensation Philosophy

Our vision is to build an exceptional company that clients value, shareholders prize and where our associates flourish. We expect Enterprise to be one of the very highest performing growth companies in the financial services industry. To achieve that vision; we must sustain our customer base and provide exceptional leadership to develop talented and focused employees to deliver outstanding customer service and provide value to our shareholders.

Our compensation philosophy is based on performance. We will guide and administer compensation consistent with the following principles:

  Compensation programs will reflect our belief that the right people are among the Company’s most important assets and that a properly directed, motivated, and effective work force can have a dramatic effect on the Company’s performance and can be a sustaining, competitive advantage.

  We will compensate our associates in ways designed to attract and retain valuable people, and to provide base salary, incentives, and rewards that direct behavior to become a high performing company.

  We will align compensation and incentives with increases in shareholder value and long-term value growth.

  We will take a long-term view in making compensation decisions.

  Compensation will be based on clearly defined goals.

  Our compensation programs will evidence effective implementation of our strategic plan.

  We will pay for results by emphasizing variable pay elements related to measurable business results.

  We will provide fair and competitive compensation based on market data and the value added to the Company.

  We will implement programs that are easy to understand and administer.

Overview of the Compensation Program

The Compensation Committee of the Board of Directors determines and administers compensation operating under the authority of its Charter. The Committee has responsibility for establishing, implementing and continually monitoring compliance with the Company’s compensation philosophy. You can find the Committee’s Charter online at www.enterprisebank.com.

The Board determines the membership of the Committee and it consists entirely of independent Directors. Members of the Committee meet NASDAQ independence standards and are outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986. During fiscal year 2007, no Member was an executive officer of another entity on whose compensation committee or board of directors an executive officer of the Company served.

The Committee has overall responsibility relating to compensation for the directors and officers and other employees and delegates certain of those functions to management. In the case of NEOs, the Committee establishes and reviews all aspects of base salaries, annual incentive cash bonuses, and long-term incentives, including the establishment or approval of measurement metrics. With respect to executives below this level, the Committee reviews management’s recommendations for the aspects named above. In the case of the remaining employee population, the Committee reviews, approves, and monitors compensation budgets and proposed methods of generally administering merit changes to base salaries. The Committee has delegated to management the determination and administration of employee benefits while retaining oversight.

Committee Agendas, Scheduling, and Keeping of the Minutes. Our Senior Vice President of Human Resources, with approval from the Committee Chairman, proposes the agenda and scheduling calendar for the year. Outside counsel of the Committee takes the minutes, which the Committee reviews and approves.

Compensation Consultant. Since May 2002, the Committee has engaged Klemm & Associates, an independent compensation consultant, to advise the Committee on all matters related to the CEO’s compensation and other compensation matters. The consultant does not own any securities of the Company, nor does the consultant have any other business relationship with the Company or other individual employees beyond providing consulting services. The consultant attended all of the Committee meetings in 2007.

The Chairman of the Committee decides the nature and scope of the compensation consultant’s assignments, as well as approving the budget and invoices relating to the consultant. The consultant’s work for the Committee includes:

  Providing analysis of the NEOs’ elements of compensation compared with peer group companies.

  Providing business and technical advice on compensation matters.

  Discussing and making certain recommendations on specific pay programs and pay levels.

Provided that the Committee Chairman approves the scope of work in advance and monitors its progress, Company management may also engage the consultant for other compensation work. The scope of such work during 2007 consisted principally of advisory work.

Performance Reviews. Each of our executive officers performs an annual self-evaluation of previous year performance and goals for the upcoming year. Our CEO conducted a performance evaluation for Mr. Benoist, presented the evaluation to the Committee, and made recommendations to the Committee as to his compensation. Messrs. Eichner and Benoist as CEOs of the Company and Enterprise Bank & Trust, respectively, conducted performance evaluations for the other NEO’s. Their evaluations were presented to the committee for their review. The Executive Committee conducted the annual performance evaluation of our CEO and then the compensation committee reviewed and recommended a salary increase. The performance review of our CEO is based on the financial performance of the Company, the increase in shareholder value, growth in the human capital of the organization, the continued reinvestment and improvement of the Company’s product offerings, and the Company’s overall management of risk. The Committee discusses the CEO evaluation without the CEO being present and a Committee member presents the Committee’s recommendations for executive officer compensation to the full Board of Directors.

Benchmarking of Compensation. The Committee uses competitive data to benchmark for the following elements of compensation for NEOs:

  Base salary

  Annual cash incentive bonus

  Equity compensation elements such as stock options and restricted stock

  Other elements that to date have been reported publicly under SEC rules

Starting in 2004, the Committee switched from using traditional, published compensation survey data from nationally recognized survey firms to a new database that derives data directly from publicly reported information called Salary.com CompAnalyst Executive. The database contains essentially all publicly-held U.S. companies including all publicly-held reporting banks. The Committee believes publicly-held reporting banks are the most appropriate group to benchmark ourselves against because we compete with that group for executive employees and for business.

The Committee uses the data for banks with assets of $900 million to $5.0 billion. Approximately 150 banks make up the peer group. The Committee believes that using this single criteria of assets (and not others such as by geographic region or certain named banks) adds a strong element of fairness and impartiality to comparisons. The Committee uses the data not only for compensation comparisons, but also for financial performance measurement, and in particular, determining target and award levels for the Long Term Incentive Plan described later.

In addition to benchmarking, and in the interest of taking internal equity into account, the Committee examines the relationship of one NEO’s total compensation and sub-elements to another.

Compensation Components

Our general policy is that executive compensation should primarily consist of three components: base salary, short-term annual cash incentive bonuses, and long-term equity incentive compensation. We provide modest levels of perquisites, described later, to NEOs. NEOs may elect to participate in a deferred compensation plan that is available to other executives as well. We do not provide any executive benefits in the form of any supplemental executive retirement plans, top hat plans, or special health care plans. NEOs also participate in other employee benefit programs that are provided or available to the general employee population such as health care, disability, and life insurance. The extent of these programs is described later.

There is no policy allocating compensation among base salary, short-term annual cash incentives and long-term equity incentives. Instead, the Committee determines the allocation of each component of compensation based on the role of each NEO, performance evaluations and benchmarks. These compensation elements for Mr. Eichner for 2007 were allocated as follows: 43% base salary, 20% annual short-term annual cash incentive, and 37% long-term equity incentives. These compensation elements for Mr. Benoist for 2007 were as follows: 43% base salary, 24% annual short-term cash incentive, and 33% long-term equity incentive. On average, these compensation elements for our other NEOs for 2007 were allocated as follows: 52% base salary, 25% annual short term annual cash incentive, and 23% long-term equity incentives. For purposes of the above calculations, the long-term equity awards were valued based on their grant date fair value.

Base Salaries. We use base salary to recognize and take into account requisite competencies, experience, and knowledge that we believe our NEOs must possess before considering any variable compensation based on additional skills. In setting base salaries, the Committee considers the NEO’s experience, the difficulty that might be encountered in replacing the NEO, and how limited the pool of qualified people might be, particularly considering the Company’s aggressive goals. We also believe that base salaries should provide a reasonable standard of living commensurate with the executive’s needs and business and community standing.

We set base salary range midpoints at what would be slightly above the midpoint of the benchmarks for general peer group data. We set midpoint salary above the median because performance goals are set at levels well beyond median performance for the peer group and we strive to recruit and retain talent we believe is in the upper quartile of the peer group.

With recommendations from the CEO and the Senior Vice President of Human Resources, the Committee reviews NEO base salaries annually based on individual and Company performance, the individual’s level of responsibility, peer group competitive data, internal equity considerations, compensation history, and terms and conditions of each NEO’s employment agreement. In 2007, base salary increases for NEOs and for other executives ranged from 0% to 7% over 2006 levels. Increases normally take effect on March 1 of each year. However, base salary increases, if any, for Messrs. Eichner and Benoist are effective on anniversary dates of their employment agreements, July 1 and November 1, respectively.

     Mr. Eichner’s Base Salary and Changes. In 2007 the employment agreement of our CEO, Mr. Eichner, set his base salary at a minimum of $480,000. As disclosed above, Mr. Eichner has tendered his resignation as President and CEO of the Company effective as of May 1, 2008. Mr. Eichner and the Company have agreed that his employment agreement will remain in effect through such date. Mr. Eichner will continue to be paid at the same base rate through such date.

     Mr. Benoist’s Base Salary and Changes. The employment agreement of our Chairman, Mr. Benoist, sets his base salary at a minimum of $350,000. The Committee cannot reduce his base salary without his consent. As disclosed above, the Company has named Mr. Benoist to succeed Mr. Eichner as President and CEO. The Company and Mr. Benoist are in negotiation to amend his current employment agreement to reflect his new role as President and CEO.

For potential base salary changes for Mr. Eichner and Mr. Benoist in 2007, the Committee considered performance as rated by the Executive Committee in its annual review. The review included, but was not necessarily limited to, leadership competencies and other core values, executive retention results, and other contributions toward achievement of the Company’s strategic plan and objectives. The Committee also took into account other considerations such as base salary history and its relationship to that of other NEOs, as well as the competitive position of base salary compared to our peer group.

Short-Term Annual Cash Incentive. We intend short-term annual incentive programs to help drive an executive’s performance in a given year by focusing on 3 to 6 key goals. These goals are designed to maximize the results of their efforts for the Company and are directly linked to implementing the Company’s strategic plan and objectives. For example, Mr. Eichner’s 2007 short-term incentive goals were based 70% on earnings per share, 20% on Wealth Management profitability and 10% on growth metrics, which included loans, deposits and wealth management referrals. Mr. Benoist’s 2007 short-term incentive goals were based 60% on earnings per share, 25% on banking growth metrics, which included loans, deposits and wealth management referrals, and 15% on asset quality, which is a ratio of the level of classified assets divided by equity and reserves for loan losses.

Mr. Sanfilippo’s 2007 short-term incentive goals were based 50% on earnings per share, 25% on risk management rating, which includes compliance with Section 404 of Sarbanes Oxley, successful results from regulatory exams, successfully testing the business continuity plan and audit committee support and 25% on strategic support, which includes effective processes in budgets, forecasting, and acquisitions identification analysis and execution. Mr. Marsh’s 2007 short-term incentive goals consisted of 35% earnings per share, 25% asset quality, 25% banking loan growth, and 15% wealth management referrals. Mrs. Hanson’s 2007 short-term incentive goals, as defined above, included 20% earnings per share, 20% Kansas City region net operating income, 20% on Kansas City loan growth, 20% on credit quality (including past dues, loan review ratings and charge-offs), 10% on Kansas City region deposit growth, and 10% on Kansas City region wealth management referrals.

Each goal has a threshold, target and exceptional performance level and payment amount. We consider goals at target as “stretch” goals because they are not easily achievable and would, if achieved, place us in the upper percentiles of our peer group.

The employment agreements for Messrs. Eichner and Benoist set their total short-term annual incentive payment levels. Other NEO’s develop an annual performance grid that lists his or her goals. For each of these NEOs, the CEOs of the Company and Enterprise Bank & Trust review the goals and set the potential incentive amounts for each goal and performance level. The relative importance of each goal to all goals is determined. The relative weighting determines potential incentive payments for each goal.

For each goal for other executives, the CEOs of the Company and Enterprise Bank & Trust set a threshold level of payout for achievement, usually at 70% of target. For performance below threshold level for any goal, there is no payment. For payment for performance between threshold and target, we use straight-line interpolation to establish the payment amount. Other than for Messrs. Eichner and Benoist, we extend straight-line interpolation from threshold through target to determine payment for performance above target. Pursuant to their employment agreements, payments for performance above target for Mr. Eichner or Mr. Benoist are increased beyond what would result from straight-line interpolation.

In the first quarter of each year, our CEO and the Senior Vice President of Human Resources, present proposed NEO grids to the Committee for review and approval. After the performance year is completed, the Committee, through use of its outside consultant, verifies the internal computation for short-term annual cash incentives for NEOs.

Long-Term Incentive Plan. Our objectives for long-term incentive compensation include:

  Aligning incentives with increases in shareholder value (goal congruence);

  Using long-term incentives to attract and retain exceptional talent;

  Encouraging the long-term view in management decision making; and

  Using long-term incentives as a tool to define, encourage, and promote high performance by key personnel.

Conversion from Stock Options to Restricted Stock Units (RSU’s). In 2004, the Committee reviewed the Company’s stock option program and decided to adopt an RSU plan while reserving the ability to grant stock options in certain limited circumstances. The decision was driven by several considerations:

  Companies were beginning to move away from stock option grants because of new requirements to expense them.

  The Committee wanted to address potential long-term dilution of shareholders.

  The change would provide an opportunity to develop a plan linking long-term incentive pay to performance compared with a peer group.

Working with management and the Committee’s consultant, the Committee developed employee groupings and potential award levels for each group taking into account internal pay equity. In order to both mitigate annual expenses for equity compensation and build an employee retention factor, our management proposed a three-year performance period followed by a five-year vesting period. We modeled the proposed program with financial projections over a number of years and in accordance with the projections for the strategic plan to provide assurance that the plan would achieve intended results.

The Committee took steps to see that employees were motivated from inception of the plan. That took the form of phasing in the ultimate three-year performance period with a one-year, then a two-year, period, thus ensuring that grants and potential awards would occur every year.

Consistent with our goal of being a high performing Company as measured against the previously described peer group, the performance standard initially adopted was to target long-term performance at the 75th percentile of the peer group using growth in earnings per share.

The Committee decided that the threshold for long-term incentive performance would be the 60th percentile of the peer group (payout at 80% of target), and the exceptional performance level would be at the 90th percentile and above (payout at 120% of target).

Grants And Awards Under The Long Term Incentive Plan. Each year management makes a recommendation to the Committee for RSU grants in the form of an updated list of associates and proposed grant levels in groupings. Once the Committee reviews and approves the listing and pool level, we grant participating associates a dollar denominated amount, which entitle them to a potential award of RSU’s if the performance standard is met. Compensation under the Long Term Incentive Plan involves three steps:

   Grant:  A participant first receives a grant, which is the setting of performance standards and the amount of incentives which will be awarded if those standards are satisfied.

  Award:  If the performance standards are satisfied, the participant receives an award of the equity incentives.

  Vesting:  An equity incentive remains subject to forfeiture upon the termination of a participant’s employment until the incentive has vested. Awards of RSU’s, most options and Stock Settled Appreciation Rights (SSAR’s) vest at the rate of 20% per year.

We base the award on the quoted market price per share of common stock at the time of the award. We convert the award dollar amounts into shares of restricted stock by dividing the dollar amounts by the Company’s average stock price for the immediately preceding 10 days before the award. A grant was made in 2007 which relates to performance for 2007, 2008 and 2009 with a potential award in 2010.

Grants for NEOs are reflected in the Summary Compensation Table on page 16 and the Grants of Plan-Based Awards table on page 17.

     Long Term Incentive Plan Rationale. We designed the plan of annual equity grants and potential awards so that it would provide our managers continued, long-term motivation. We believe the plan is performance-based because:

  The value of the shares is intrinsically tied to Company performance based on comparison to continuously updated peer group performance.

  The design clearly aligns interests of Company managers with the economic interests of shareholders.

  They provide no value until the performance period is over and performance has been achieved and the RSU’s equity-based compensation is potentially awarded.

  It facilitates retention of talented executives as they vest equally over five years.

  It promotes stock ownership by management.

When we made the conversion to RSU’s, we intended to reduce the use of stock options, while reserving the right to grant options in certain limited circumstances. In 2007, the committee reviewed the Company’s long-term incentive program and decided to allow the associates the one time opportunity to convert their awarded RSU’s to SSAR’s.

SSAR’s are grants to employees of the right to receive a payment equal to the appreciation of our common stock over the fair market value at the time of the grant. SSARs are paid in our common stock instead of cash. We made this change because SSAR’s offer comparable incentives to our associates and NEOs and are valued the same as non-qualified stock options for expense purposes, but SSAR’s require the issuance of fewer shares upon exercise and, therefore, reduce dilution to shareholders.

When our associates and NEOs received their 2007 RSU award, they were permitted the opportunity to convert 0-100% of the RSU’s to SSAR’s at a conversion rate of 2.5 SSAR’s to 1 RSU. This conversion rate was recommended by the Compensation Consultant and approved by the Compensation Committee. The Committee believes that SSAR’s are an effective way to provide long term incentive compensation to our associates while limiting the dilutive effects resulting from options and we may in the future offer associates additional opportunities to convert RSU’s to SSAR’s.

While under no obligation to do so, the Committee expects to continue the Long Term Incentive plan. The Committee reviews the plan annually for its continued suitability and effectiveness as well as the appropriateness of the performance standard.

NEO Perquisites. We provide perquisites and other personal benefits to NEOs that we believe are reasonable and consistent with our overall compensation program. See the Summary Compensation Table on page 16 for more information on these items.

Retirement Plans. We expect executives to plan for and fund their own retirement through a 401(k) and a Deferred Compensation Plan that permits certain executives to defer a limited portion of salary and bonus into any of several investment alternatives. There are no company contributions to the Deferred Compensation Plan. We do not maintain defined benefit retirement or executive retirement plans or provide for post-retirement benefits.

Stock Ownership Guidelines

We do not currently have any stock ownership guidelines for NEOs or other executives and associates.

Change of Control Benefits

We have entered into agreements with certain key executives, including the NEOs, granting them “double trigger” change of control benefits (i.e. the benefit is triggered if the executive is terminated or not offered continued employment upon a change of control of the Company.) The Committee believes these agreements serve the best interests of the Company and its shareholders by ensuring that, in considering any proposed change of control, the NEOs would be able to advise the Board about the potential objectively, without being unduly influenced by personal concerns such as the loss of employment following a change in control. These arrangements are intended to promote stability and continuity of senior management. Information on applicable payments under such agreements for NEOs in contained under the heading “Severance and Change in Control Benefits” on page 21.

Section 162(m) of the Internal Revenue Code – Compensation Deductibility Limits

Other than for qualified performance-based compensation, Section 162(m) generally denies a deduction for federal revenue tax wages by any publicly held corporation for compensation paid in a taxable year to the Company’s chief executive officer and four other highest compensated officers to the extent that the officer’s compensation exceeds $1 million. In 2006, our shareholders approved an incentive plan that provides for performance-based compensation in compliance with Section 162(m). The plan is intended to permit the deductibility of compensation in excess of $1 million per year, if any, when paid in accordance with the plan. There may be circumstances in which the Committee may approve compensation that is not deductible to ensure competitive levels of compensation for its executive officers. To date, Section 162(m) has not limited the deductibility of any compensation paid by the Company.

Effects of New Disclosure Rules on Our Compensation Decisions

We have not and do not anticipate doing anything differently because of the new compensation disclosure rules.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee,

William H. Downey, Chairman	Lewis A. Levey	Birch M. Mullins

James J. Murphy, Jr.		Henry D. Warshaw

Summary Compensation Table

The following table shows the compensation paid to the Company’s NEO’s for years ended December 31, 2007, 2006 and 2005.

					Non-Equity
					Incentive Plan	All Other
			Stock Awards	Option Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)	Total ($)
Kevin C. Eichner (5)	2007	498,720	-	595,358	-	31,315	1,125,393
President and Chief Executive	2006	480,000	428,160	52,446	263,037	32,759	1,256,401
Officer	2005	390,000	249,375	55,931	485,844	35,079	1,216,229

Frank H. Sanfilippo	2007	192,499	-	94,532	52,900	15,675	355,606
Executive Vice President and	2006	182,493	78,050	-	102,650	18,405	381,598
Chief Financial Officer	2005	167,743	93,750	-	130,867	16,970	409,330

Peter F. Benoist	2007	363,350	167,427	214,403	21,600	11,675	778,455
Chairman and Executive Vice	2006	366,667	280,980	40,271	233,033	14,950	935,901
President	2005	250,000	180,000	-	431,081	16,500	877,581

Stephen P. Marsh	2007	240,776	131,568	-	34,000	20,015	426,359
President and Chief Credit Officer of	2006	221,800	114,845	-	101,227	21,681	459,553
Enterprise Bank & Trust	2005	204,173	121,875	-	153,333	22,175	501,556

Linda M. Hanson	2007	215,168	-	100,839	78,050	27,138	421,195
Regional President, KC	2006	194,532	83,625	-	132,790	27,413	438,360
	2005	187,500	97,500	-	109,045	25,963	420,008

(1) The amounts shown in this column represent the dollar value of the award of restricted share units based on the average of the Company’s common stock price for the ten days preceding the award date. All awards of restricted share units were made under the 2002 Stock Incentive Plan and are subject to five year vesting. The restricted shares units are settled in stock. Dividends are not paid on unvested shares. These awards are discussed in further detail under the heading “Long-Term Incentive Plan.”

(2) The amounts shown in this column represent the grant date fair value of the Company’s common stock computed in accordance with Financial Accounting Standards Board No. 123 (R), Share-Based Payment. For more information, please refer to Note 17 - Compensation Plans included in the Company's 2007 Consolidated Financial Statements included in Form 10-K.

(3) The amounts shown in this column constitute the Short-Term Annual Cash Incentive earned by each Named Executive Officer based on the Board’s evaluation of each Officer’s performance. These awards are discussed in further detail under the heading “Short-Term Annual Cash Incentive.”

(4) All other compensation includes company contributions to the 401(k) savings plan, company paid life and disability insurance and personal benefits. During 2007, the Company 401(k) match was $5,625 for each named executive officer. Company paid life and disability insurance for Mr. Eichner was $9,560 in 2007. The Company provides an auto allowance in lieu of mileage reimbursement for business use of personal autos. These payments for the named executive officers in 2007 were: Messrs. Eichner, Benoist and Marsh, $6,000 and Ms. Hanson, $12,000. The Company also pays for certain club dues. During 2007, the amounts of these payments were: Mr. Eichner $10,080, Mr. Sanfilippo $10,000, Mr. Marsh $8,340 and Ms. Hanson $8,548.

(5) Mr. Eichner has tendered his resignation as President and CEO, effective May 1, 2008. See Compensation Discussion and Analysis, above.

Grants of Plan-Based Awards

The following table sets forth the individual Plan-Based awards for each of the NEOs during 2007. The exercise or base price of any equity-based award was equal to the fair market value of the shares on the date of grant, as determined by the Board of Directors.

						All Other
						Option
					Estimated Future	Awards:	Exercise
					Payouts Under	Number of	or Base
					Equity Incentive	Securities	Price of
		Estimated Future Payouts Under			Plan Awards	Underlying	Option
		Non-Equity Incentive Plan Awards			(1) (2)	Options	Awards
	Grant	Threshold	Target	Maximum	Target
Name	Date	($)	($)	($)	(#)	(#)	($/Sh)
Kevin C. Eichner (3)	6/15/2007	345,600	432,000	518,400	50,935	-	-
	11/14/2007	-	-	-	-	5,411	23.04
Frank H. Sanfilippo	6/15/2007	60,000	75,000	90,000	8,843	-	-
Peter F. Benoist	1/5/2007	-	-	-	-	2,900	30.17
	6/15/2007	224,000	280,000	336,000	23,110
Stephen P. Marsh	6/15/2007	88,000	110,000	132,000	5,188	-	-
Linda M. Hanson	6/15/2007	64,000	80,000	96,000	9,433	-	-

(1) Restricted share units (RSU's) granted on June 15, 2007. Vesting will occur ratably over 5 years beginning on 12/15/07. Dividends are not paid on unvested restricted share units.

(2) Pursuant to a one time offer, the NEO's listed above had the option to exchange RSU's granted on June 15, 2007 for Stock Settled Stock Appreciation Rights (SSAR's) at a ratio of 2.5 SSAR's for each RSU surrendered. Vesting of SSAR's will occur ratably over 5 years beginning on 12/15/07.

(3) Mr. Eichner has tendered his resignation as President and CEO, effective May 1, 2008, therefore he will not earn the unvested portion of these awards and the expiration date for vested options will be subject to acceleration pursuant to the 2002 Stock Incentive Plan.

Note: For more information, please refer to Note 17 - Compensation Plans included in the Company's 2007 Consolidated Financial Statements on Form 10-K.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding, unvested equity awards as of December 31, 2007 for each NEO.

		Option Awards			Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised	Option		Stock That	Units of Stock
	Options	Options	Exercise	Option	Have Not	That Have Not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable (2)	Unexercisable (2)	($)	Date	(#)	($)
Kevin C. Eichner (1)	5,000	-	15.00	9/1/2010
	5,000	-	11.75	7/1/2011
	82,905	-	9.30	7/1/2012
	58,209	-	13.40	5/13/2013
	3,641	1,821	21.97	11/14/2015
	1,213	2,424	32.99	11/15/2016
	10,187	40,748	25.63	6/15/2017
	-	5,411	23.04	11/15/2017
Total	166,155	50,404	15.49		15,376	366,103

Frank H. Sanfilippo	15,000	-	11.75	7/1/2011
	5,100	-	10.25	9/24/2012
	11,194	-	13.40	5/13/2013
	1,768	7,075	25.63	6/15/2017
Total	33,062	7,075	15.08		3,833	91,264

Peter F. Benoist	50,000	-	10.25	10/1/2012
	37,313	-	13.40	5/13/2013
	2,566	1,284	22.73	1/5/2016
	967	1,933	30.17	1/5/2017
	3,301	13,207	25.63	6/15/2017
Total	94,147	16,424	14.57		15,721	374,317

Stephen P. Marsh	8,333	-	13.05	8/25/2013
Total	8,333	-	13.05		9,448	224,957

Linda M. Hanson	1,886	7,547	25.63	6/15/2017
Total	1,886	7,547	25.63		4,045	96,311

(1)	Mr. Eichner has tendered his resignation as President and CEO, effective May 1, 2008, therefore he will not earn the unvested (unexercisable) portion of these awards.

(2)	Except for SSAR'S granted on June 15, 2007 that expire on June 15, 2017, all amounts represent incentive stock options and/or nonqualified stock options.

Option Exercises and Stock Vested

The following table sets forth information concerning any option exercises or vested stock awards for each NEO during 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting (1)	Vesting
Name	(#)	($)	(#)	($)
Kevin C. Eichner	-	-	6,011	136,991
Frank H. Sanfilippo	-	-	1,611	36,715
Peter F. Benoist	-	-	5,439	123,955
Stephen P. Marsh	-	-	3,236	73,748
Linda M. Hanson	-	-	1,694	38,606

(1) Includes shares acquired that were subsequently withheld to pay for taxes.

Nonqualified Deferred Compensation Plans

The following table sets forth information on Nonqualified Deferred Compensation Plans for each NEO during 2007.

	Executive	Aggegate	Aggregate
	Contributions	Earnings in	Balance at
	in Last Fiscal	Last Fiscal	Last Fiscal
Name	Year	Year	Year End
Kevin C. Eichner	$-	$39,235	$437,077
Frank H. Sanfilippo	19,250	15,375	223,729
Peter F. Benoist	-	38,402	273,070
Stephen P. Marsh	88,133	23,158	341,032
Linda M. Hanson	-	-	-

EXECUTIVE EMPLOYMENT AGREEMENTS

Executive Employment Agreement with Mr. Eichner

As part of Mr. Eichner’s resignation as President and CEO, the Company and Mr. Eichner have agreed that his Executive Employment Agreement, which otherwise would have terminated on December 31, 2007, will continue in effect until May 1, 2008, at which time his resignation will be effective. The following is intended to be a general summary of certain provisions of Mr. Eichner’s Agreement. Other elements of his agreement are referred to in earlier sections above.

Termination and Severance Benefits – Mr. Eichner

The Agreement provides Mr. Eichner with severance benefits in the event of his termination under certain circumstances. The Agreement also has confidentiality and non-compete provisions for his period of employment and for a period of 12 months after termination of his employment.

The method of termination determines the amount of compensation, if any, due to Mr. Eichner. Generally, he is entitled to payment of salary and bonus through his date of termination. If the Company terminates him “other than for cause”, he will be paid as severance compensation his base salary through the shorter of the remaining period of the Agreement or the one-year period beginning on the termination date plus any accrued and unpaid bonus. In addition, all his stock options granted become fully vested and exercisable. All restricted common stock granted will fully vest and become transferable. If he is terminated in connection with a “change of control,” he is entitled to an amount equal to 24 months of his base salary and targeted bonus, as defined, plus accrued and unpaid bonus.

On March 3, 2008, Mr. Eichner tendered his resignation as President and CEO of the Company effective May 1, 2008. The Company and Mr. Eichner have agreed that his resignation will constitute a “Voluntary Termination” under his employment, pursuant to which he is not entitled to any severance compensation.

In the event of Mr. Eichner’s death, the Company is obligated to pay his beneficiary or estate his annual salary and bonus through the last day of the month during which his death occurs.

As an employee of the Company, Mr. Eichner does not receive any form of compensation in his role as Vice Chairman of the Company.

Executive Employment Agreement with Mr. Benoist

Effective November 1, 2005, the Company entered into an Executive Employment Agreement with Mr. Benoist. The agreement replaced his previous agreement. The following is intended to be a general summary of certain provisions of the Agreement. Other elements of his agreement are referred to in earlier sections above.

The agreement specifies that Mr. Benoist will serve as Chairman of the Board and Executive Vice President of the Company, as well as, Chairman and Chief Executive Officer of the Bank until December 31, 2008. The term may be extended by mutual written agreement of Mr. Benoist and the Company. Mr. Benoist’s duties and responsibilities are in the Agreement. We believe them to be consistent with the duties and responsibilities of someone in that position for a financial services company. The Company and Mr. Benoist are negotiating a new Executive Employment Agreement, to be effective on or about May 1, 2008, to reflect his succession to the position of President and CEO of the Company on such date.

As an employee of the Company, Mr. Benoist does not receive any form of compensation in his role as Chairman of the Company.

Termination and Severance Benefits – Mr. Benoist

Mr. Benoist’s agreement is the same with respect to termination and severance as Mr. Eichner’s described above.

Other Employment Agreements with NEOs

Each of the other NEOs has Executive Employment Agreements. The Agreements do not have specific termination dates other than death or disability of the officer. In the event of a termination for defined cause, the NEO will only be entitled to payment of base salary through the date of termination. Following is a summary of key attributes of Employment Agreements for Messrs. Marsh and Sanfilippo and Mrs. Hanson.

Termination and Severance Benefits – Mr. Marsh

If Mr. Marsh voluntarily resigns with at least 90 days notice, the Company within 30 days after termination will pay all accrued salary and bonus compensation, to the extent earned, and other benefits. At the time Mr. Marsh notifies the Company of a voluntary resignation, he must also notify the Company of the identity of his new employer. After notice, the Company has ten days to elect to pay Mr. Marsh his then effective base salary for one year during which time Mr. Marsh is subject to non-compete and non-solicitation provisions.

Within 30 days after a Change of Control, Mr. Marsh may elect a voluntary termination as described above. He may elect severance payment of an amount equal to his base salary and his targeted bonus in return for a one-year non-compete and non-solicitation provision. If Mr. Marsh elects not to receive the severance, he will not be subject to the non-compete provisions. If he does not elect a voluntary termination within 30 days and is terminated after a Change of Control, Mr. Marsh will be paid for one year an amount equal to his base salary and his targeted bonus in return for a one-year non-compete and non-solicitation provision.

Termination and Severance Benefits – Mr. Sanfilippo

If Mr. Sanfilippo is terminated upon change of control or terminated other than for cause while the company is engaged in bona fide discussions regarding a potential “change of control,” he will be entitled to compensation for 24 months in an annual amount equal to 100% of his base salary as of the end of the most recent quarter plus the average of his bonus compensation for the two most recent years. The two-year payment period is designed to coincide with the non-solicitation covenants in his agreement, which provides that he will not, for the period of employment and two years afterward, solicit customers of the Company to become customers of another entity or induce, or seek to induce, employees to leave the employ of the Company.

Termination and Severance Benefits – Mrs. Hanson

If Mrs. Hanson is terminated in a termination upon change of control, she will be entitled to 12 months of compensation equal to her base salary, plus her targeted short-term incentive bonus. This payment coincides with the one year non-compete covenant in her agreement, which provides that she will not, for the period of employment and twelve months afterward, solicit customers of the Company or seek to solicit employees to leave employment of the Company. If upon termination other than for cause, the Company does not pay the one year severance, Mrs. Hanson will not be held to the non-compete and non-solicitation.

Severance and Change in Control Benefits

Upon certain types of terminations of employment, severance benefits will be paid to NEOs as follows:

		Disability/		Change of
	Voluntarily	Death/For	Involuntary	Control	Unvested	Sick Days
Name	Quit	Cause	w/o Cause	Termination	RSU's	Payout	Total
Kevin C. Eichner	none	none	$738,720	$1,477,440	$356,681	$20,140	$1,854,261
Frank H. Sanfilippo	none	none	none	558,000	84,333	19,399	661,732
Peter F. Benoist	none	none	571,450	1,142,900	374,556	3,497	1,520,953
Stephen P. Marsh (1)	$400,000	none	none	360,000	222,928	9,254	592,182
Linda M. Hanson	none	none	none	360,000	89,206	3,846	453,052

(1)     It is the company's option at the time of voluntary termination to pay the severance and enforce the non-compete clause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The function and members of the Company’s Compensation Committee are set forth above. All Committee members are independent and none of the Committee members have served as an officer or employee of the Company or a subsidiary of the Company. No named executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee.

Some of the directors (including members of the Compensation Committee) and officers of the Company and of its subsidiary bank (the “Bank”), and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rate paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

APPROVAL OF AMENDMENT OF THE 2002 STOCK INCENTIVE PLAN
(Proposal No. 2)

In 2003, we asked our shareholders to approve the Enterprise Financial Services Corp 2002 Stock Incentive Plan (the “2002 Plan”). In 2006, we asked our shareholders to vote in favor of an amendment to the 2002 Plan (i) to extend the term of the Plan from June 30, 2012 to June 30, 2016; (ii) to provide for the addition of 750,000 shares to cover awards under the 2002 Plan, (iii) to add certain provisions to assure that awards under the 2002 Plan will continue to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order to preserve our federal income tax deductions with respect to any annual compensation in excess of $1 million and paid to any of our five most highly compensated executive officers. We are now requesting that our shareholders vote in favor of an amendment to the 2002 Plan. We continue to believe firmly that a broad equity-based compensation program is a necessary and powerful employee incentive and retention tool that benefits all of our shareholders, and we also believe that the proposed amendments to the 2002 Plan are in the best interests of our shareholders and the Company. If the amendment of the plan is not approved by the shareholders, the Plan will continue until its 1,500,000 shares have all been exhausted, at which time it will terminate. The following summary of the amendment to the 2002 Plan is subject to the specific provisions contained in the full text of the 2002 Plan, as amended, set forth in Appendix A.

We are seeking the following amendment to the 2002 Plan:

i.	The addition of 750,000 shares for awards under the 2002 Plan. The total number of shares currently authorized for issuance under the 2002 Plan is 1,500,000. The Board is recommending the addition of 750,000 shares to the total shares available under the 2002 Plan to enable us to meet our expected annual needs over the next five years.

Purpose of the 2002 Plan

As amended, the 2002 Plan will allow us to make broad-based grants of stock options, restricted stock, stock units and stock appreciation rights, any of which may or may not require the satisfaction of performance objectives, to selected employees through June 30, 2016. The purpose of these stock awards is to attract and retain talented employees, further align employee and shareholder interests, continue to closely link employee compensation with company performance, and maintain a culture based on employee stock and company ownership.

General Provisions of the 2002 Plan

The purpose of the 2002 Plan is to provide favorable opportunities for officers and other key employees of the Company and its subsidiaries to acquire shares of Common Stock of the Company or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the shareholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

Pursuant to the 2002 Plan, options to purchase the Company’s Common Stock (“Options”)and Stock Appreciation Rights may be granted and Restricted Stock may be awarded by the Company. Options granted under the Plan may be either incentive stock options, as defined in Section 422(b) of the Code, or options which do not meet the requirements of said Section 422(b) of the Code, herein referred to as non-qualified stock options.

The Plan is administered by the Compensation Committee (the “Committee”) consisting of three or more members of the Board of Directors of the Company, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) an “outside director” within the meaning of Section 162(m) of the Code. The Committee has full authority to grant Options and Stock Appreciation Rights, and make Restricted Stock awards, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The Committee, in its sole discretion, may delegate the Committee’s authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee to the extent permitted under Delaware law, under such conditions and limitations as the Board off Directors of the Committee may from time to time establish, except that only the Committee may make any determinations regarding awards to participants who are subject to Section 16 of the Exchange Act.

The Committee may, from time to time, select and grant Options and Stock Appreciation Rights to officers (whether or not directors) and other key employees of the Company and its subsidiaries (“optionees”) and award Restricted Stock to officers (whether or not directors) and other key employees of the Company and its subsidiaries and may determine the number of shares subject to each Option or award.

The total number of shares which may be sold or awarded under the 2002 Plan and with respect to which Options, Stock Appreciation Rights, and Restricted Stock may be exercised shall not exceed 2,250,000 shares of the Company’s Common Stock. The total number of shares which may be sold or awarded under the Plan to any optionee, including shares for which Stock Appreciation Rights may be exercised, may not exceed 25% of such number, as and if adjusted, over the life of the 2002 Plan.

Options granted under the 2002 Plan may be exercised during the period and in accordance with the conditions set forth in the 2002 Plan and the applicable Option Agreement; provided, however, that (i) no option granted under the Plan may be exercisable earlier than the later of (A) one year from the date of grant or (B) the date on which the optionee completes two years of continuous employment with the Company or one or more of its subsidiaries, and (ii) in the event of an optionee’s death, Retirement or Disability (as defined in the Plan), any options held by such optionee shall become exercisable on his or her Retirement date, the date his or her employment terminates on account of Disability or the date of his or her death provided he or she has been in the continuous employment of the Company or one or more of its subsidiaries for at least two years at such time.

Non-qualified stock options and incentive stock options may be exercised regardless of whether other Options granted to the optionee pursuant to the 2002 Plan are outstanding or whether other stock options granted to the optionee pursuant to any other plan are outstanding.

So that awards may qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the IRS to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives, the 2002 Plan limits awards to an individual participant over the life of the 2002 Plan to not more than 25% of the total shares that may be awarded under the 2002 Plan.

The Board of Directors of the Company may from time to time amend or revise the terms of the 2002 Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not without shareholder approval (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the Option Price (other than determining the fair market value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any Option may be exercised; or (iv) make any other change which, in the absence of shareholder approval, would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, to fail to meet the exemptions provided by Section 162(m) of the Code. No amendments, revision or discontinuance of the Plan shall, without the consent of an optionee or a recipient of a Restricted Stock award, in any manner adversely affect his or her rights under any Option theretofore granted under the Plan. Consistent with these limitations on June 15, 2007, the Board of Directors, on the recommendation of the Compensation Committee, amended the 2002 Plan to permit the issuance of standalone SSARS and to make other technical amendments, all of which are incorporated in the text of the 2002 Plan set forth in Appendix 4.

Change of Control

Except to the extent reflected in a particular award agreement, in the event of a change of control, (i) all Options or Stock Appreciation Rights shall become immediately exercisable with respect to 100 percent of the shares or rights subject thereto, and all restrictions shall expire immediately with respect to 100 percent of any Restricted Stock award; and (ii) the committee may, in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Options, Stock Appreciation Rights or Restricted Stock awards and pay to the holders thereof, in cash, the value of such awards based upon the highest price per share of Company Common Stock received or to be received by other shareholders of the Company in connection with the Change of Control.

For purposes of the 2002 Plan, a “change of control” shall, unless the Board of Directors of the Company otherwise directs by resolution adopted prior thereto or, in the case of a particular award, the applicable award agreement states otherwise, be deemed to occur if (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board of Directors of the Company at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity’s outstanding voting securities shall, by itself, be considered a Change of Control. “Permitted Holder” means (i) the Company, (ii) any corporation, partnership, trust or other entity controlled by the Company and (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any such controlled entity.

U.S. Tax Consequences

Stock option grants under the 2002 Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Section 83 of the Code. Generally, no federal income tax is payable by a participant under the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and we will receive no deduction when an incentive s tock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock is also governed by Section 83 of the Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

The American Jobs Creation Act of 2002 added Section 409A to the Code, generally effective January 1, 2005. The IRS has issued guidance on the interpretation of this new law and this Plan will comply. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation. Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A also does not cover stock appreciation right plans if the stock appreciation rights are issued by a public company on its traded stock, the exercise price is never less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date. Section 409A does apply to restricted stock units, performance units and performance shares. Grants under such plans will continue to be taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur.

As described above, awards granted under the 2002 Plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve our federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of our five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2002 Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 of the regulations) and satisfy the 2002 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”

For discussion of our executive compensation philosophy, see the “Compensation Committee Report.”

New Plan Benefits

The benefits or amounts to be received by or allocated to participants and the number of options to be granted under the 2002 Plan, after this amendment cannot be determined at this time because the amount and type of grant to be made to any eligible participant in any year is in the discretion of the Compensation Committee.

The following table summarized the Company’s equity compensation plans as of December 31, 2007. Information is included for both equity plans approved by the Company shareholders and equity compensation plans not approved by the Company shareholders.

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding shares
	warrants and rights	warrants and rights	reflected in column (a)
Plan Category	(a)	(b)	(c)
Equity compensation
plans approved by the
Company's shareholders	1,060,102	$15.42	550,438
Equity compensation
plans not approved by
the Company's
shareholders	-	-	-
Total	1,060,102 (1)	$15.42	550,438 (2)

1) Includes the following:

  40,490 shares of common stock to be issued upon exercise of outstanding stock options under the 1996 Stock Incentive Plan (Plan III);

  283,143 shares of common stock to be issued upon exercise of outstanding stock options under the 1999 Stock Incentive Plan (Plan IV);

  565,183 shares of common stock to be issued upon exercise of outstanding stock options under the 2002 Stock Incentive Plan (Plan V);

  168,286 restricted stock units outstanding under the 2002 Stock Incentive Plan (Plan V). The weighted average price of outstanding options, warrants an rights in column (b) does not take these restricted stock units into account;

  3,000 shares of common stock to be issued upon exercise of outstanding stock options under the 1998 Nonqualified Plan.

2) Includes the following:

  28,800 shares of common stock available for issuance under the 1999 Stock Incentive Plan (Plan IV);

  506,988 shares of common stock available for issuance under the 2002 Stock Incentive Plan (Plan V);

  14,650 shares of common stock available for issuance under the 1998 Nonqualified Plan.

    Does not include:

  89,890 shares of common stock available for issuance under the Non-management Director Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
AMENDMENT OF THE ENTERPRISE FINANCIAL SERVICES CORP 2002 STOCK INCENTIVE PLAN.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables show, as of December 31, 2007, certain information about ownership of Common Stock by: (i) those persons or entities known by management to beneficially own more than 5% of our common stock (ii) each director, the NEOs, and (iii) all directors and executive officers as a group. As of December 31, 2007, there were 12,482,357 shares of common stock outstanding.

     (a)     Security Ownership of Certain Beneficial Owners

	Number of	Percentage of
Name and Address of Beneficial Owner	Shares	Ownership
Royce & Associates LLC	624,800(1)	5.03%
1414 Avenue of the Americas
New York, NY 10019

(1) Holdings reported on Form 13G filed on January 28, 2008

     (b)     Security Ownership of Management

		Percentage of
	Number of	Ownership
Beneficial Owner	Shares	(1) (2)
Kevin C. Eichner (3) (4) (5)	707,087	6.0%
Peter F. Benoist (3) (6)	214,854	1.8%
Robert E. Guest, Jr. (7)	186,898	1.6%
James Murphy (2)	139,170	1.2%
Robert E. Saur (9)	133,656	1.1%
Linda M. Hanson (3) (8)	79,488	*
Henry D. Warshaw (3) (10)	79,274	*
Lewis Levey (2)	72,008	*
Birch M. Mullins (2)	61,673	*
Frank H. Sanfilippo (2) (3)	51,011	*
Stephen P. Marsh (2) (3)	39,435	*
William H. Downey (2)	13,959	*
Sandra VanTrease (2)	10,506	*
Brenda D. Newberry (2)	20	*
Michael A. DeCola	-	*
All Directors and Executive Officers as a
Group (15)	1,789,039	15.2%

* Less than 1%

(1)	Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and executive officers as a group hold options to purchase an aggregate of 329,621 shares of Common Stock.

(2)	Unless otherwise indicated, the named person has sole voting and investment power for all shares shown.

(3)	Includes options outstanding and exercisable as of December 31, 2007, or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Eichner, 166,155 shares; Mr. Benoist, 94,147 shares; Ms. Hanson, 1,886 shares; Mr. Warshaw, 26,038 shares; Mr. Sanfilippo, 33,062 shares, Mr. Marsh 8,333 shares; all directors and named executive officers as a group, 329,621 shares.

(4)	Represents shares held by EBSP III, LLC which total 45,505 shares. Mr. Eichner owns 1/5th interest in the LLC. Ownership for Mr. Eichner includes 45,505 shares.

(5)	Includes 349,650 shares held by Meramec Enterprise Holdings, LLC as to which Mr. Eichner has sole voting and investment power. Includes 84,906 shares held in the name of Mr. Eichner in which he has sole voting and investment power and 60,871 shares held in Mr. Eichner’s trust in which he has sole voting and investment power.

(6)	Includes 111,400 shares held jointly by Mr. Benoist and his spouse as to which Mr. Benoist has shared voting and investment power and 9,307 shares held in the name of Mr. Benoist in which he has sole voting and investment power.

(7)	Includes 39,876 shares held jointly by Mr. Guest and his spouse as to which Mr. Guest has shared voting and investment power; 8,220 shares held in an Individual Retirement Account for the benefit of Mr. Guest’s spouse as to which Mr. Guest has shared voting and investment power; 41,511 shares held in a trust for the benefit of Mr. Guest’s children as to which Mr. Guest is a co-trustee and has shared voting and investment power; includes 73,171 shares held by the spouse of Mr. Guest as to which Mr. Guest has shared voting and investment power, includes 24,120 shares held in an account for the benefit of Mr. Guest’s children to which the spouse of Mr. Guest is the custodian of.

(8)	Includes 8,500 shares held in an Individual Retirement Account for the benefit of Ms. Hanson, in which Ms. Hanson has sole voting and investment power, 11,715 shares held in the name of Ms. Hanson, in whish she has sole voting and investment power, 43,472 shares held jointly by Ms. Hanson and her spouse as to which Ms. Hanson has shared voting and investment power, 13,915 shares held for the benefit of Ms Hanson children as to which Ms. Hanson has sole voting and investment power.

(9)	Includes 1,281 shares held in the name of Mr. Saur in which Mr. Saur has sole voting and investment power; 116,940 shares held in a trust for the benefit of Mr. Saur in which Mr. Saur has sole voting and investment power; and 15,435 shares held in a family partnership as to which Mr. Saur has shared voting and investment power.

(10)	Includes 25,740 shares held in an Individual Retirement Account for the benefit of Mr. Warshaw, in which Mr. Warshaw has sole voting and investment power; and 25,980 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Warshaw, as to which Mr. Warshaw has shared voting and investment power; and 1,516 shares in the name of Mr. Warshaw in which Mr. Warshaw has sole voting and investment power.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and all persons who beneficially own more than 10 percent of our Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of our Securities. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

Based solely upon our review of the copies of the filings that we received with respect to the fiscal year ended December 31, 2007, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) in a timely manner.

PROPOSALS OF SHAREHOLDERS

Shareholders are entitled to present proposals for action at a forthcoming Shareholders’ meeting if they comply with the requirements of the SEC proxy rules. Any proposals intended to be presented at the 2009 Annual Meeting of Shareholders of the Company must be received at the Company’s principal office at 150 N. Meramec, Clayton, Missouri 63105 on or before November 15, 2008 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interests of the Company on such matters.

ADDITIONAL INFORMATION

The Company’s Internet website is www.enterprisebank.com. We make available free of charge on or through our website, various reports that we file with or furnish to the Securities and Exchange Commission (“SEC”), including our annual reports, quarterly reports, current reports and proxy statements. These reports are made available as soon as reasonably practicable after they are filed with or furnished to the SEC.

By Order of the Board of Directors,

Karen K. Sher, Secretary

APPENDIX A

ENTERPRISE FINANCIAL SERVICES CORP
2002 STOCK INCENTIVE PLAN
As Amended and Restated, Effective May 2008

      PURPOSE. The purpose of the 2002 Stock Incentive Plan (the “Plan”) is to provide favorable opportunities for officers and other key employees of Enterprise Financial Services Corp (the “Company”) and its subsidiaries to acquire shares of Common Stock of the Company or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the shareholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

Pursuant to the Plan, options to purchase the Company’s Common Stock (“Options”) and Stock Appreciation Rights may be granted and Restricted Stock may be awarded by the Company. Options granted under the Plan may be either Incentive Stock Options (“ISOs”), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or options which do not meet the requirements of said Section 422(b) of the Code, herein referred to as non-qualified stock options.

It is intended, except as otherwise provided herein, that ISOs may be granted under the Plan and that such ISOs shall conform to the requirements of Sections 422 and 424 of the Code and to the provisions of this Plan and shall otherwise be as determined by the Committee (as hereinafter defined) and, to the extent provided in the last sentence of Section 2 hereof, approved by the Board of Directors. The terms “subsidiaries” and “subsidiary corporation” shall have the meanings given to them by Section 424 of the Code. All section references to the Code in this Plan are intended to include any amendments or substitutions thereof or subsequent to the adoption of the Plan.

      ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the “Committee”) consisting of three or more members of the Board of Directors of the Company, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall have full authority to grant Options and Stock Appreciation Rights, and make Restricted Stock awards, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board of Directors of the Company shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board of Directors. Notwithstanding the foregoing and anything else in the Plan to the contrary, the Committee, in its sole discretion, may delegate the Committee’s authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee to the extent permitted under Delaware law, under such conditions and limitations as the Board of Directors or the Committee may from time to time establish, except that only the Committee may make any determinations regarding awards to participants who are subject to Section 16 of the Exchange Act.

      NUMBER OF SHARES. The total number of shares which may be sold or awarded under the Plan and with respect to which Options, Stock Appreciation Rights, and Restricted Stock may be exercised shall not exceed 2,250,000 shares of the Company’s Common Stock. The total number of shares which may be sold or awarded under the Plan to any optionee (hereinafter defined), including shares for which Stock Appreciation Rights may be exercised, shall not exceed 25% of such number, as and if adjusted, over the life of the Plan. The shares may be authorized and unissued or issued and reacquired shares, as the Board of Directors from time to time may determine. Shares with respect to which Options or Stock Appreciation Rights are not exercised prior to termination of the Option and shares that are part of a Restricted Stock award which are forfeited before the restrictions lapse shall be available for Options and Stock Appreciation Rights thereafter granted and for Restricted Stock thereafter awarded under the Plan, to the fullest extent permitted by Rule 16b-3 under the Exchange Act (if applicable at the time). Notwithstanding the foregoing, neither (i) shares accepted by the Company in payment of the exercise price of any option, if permitted under the terms of such option, nor (ii) any shares withheld from Employee, or delivered to the Company in satisfaction of required withholding taxes arising from awards or grants under the Plan, shall be available for reissuance under the Plan.

      PARTICIPATION. The Committee may, from time to time, select and grant Options and Stock Appreciation Rights to officers (whether or not directors) and other key employees of the Company and its subsidiaries (“optionees”) and award Restricted Stock to officers (whether or not directors) and other key employees of the Company and its subsidiaries and shall determine the number of shares subject to each Option or award.

      TERMS AND CONDITIONS OF OPTIONS. The terms and conditions of each Option shall be set forth in an agreement or agreements between the Company and the optionee. Such terms and conditions shall include the following as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Committee:

      (a) NUMBER OF SHARES. The number of shares subject to the Option.

      (b) OPTION PRICE. The option price per share (the “Option Price”), which shall not be less than 100% of the fair market value of the Company’s Common Stock on the date the Option is granted. Fair market value shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the date the Option is granted.

      (c) DATE OF GRANT. Subject to previous directions of the Board of Directors pursuant to the third sentence of Section 2, the date of grant of an Option shall be the date when the Committee meets and awards such Option.

      (d) PAYMENT. The Option Price multiplied by the number of shares to be purchased by exercise of the Option shall be paid upon the exercise thereof. Unless the terms of an Option provide to the contrary, upon exercise, the aggregate Option Price shall be payable by delivering to the Company (i) cash equal to such aggregate Option Price, (ii) shares of the Company’s Common Stock owned by the grantee having a fair market value on the day the Company’s Common Stock is quoted immediately preceding the date of exercise (determined in accordance with Section 5(b) or as otherwise permitted by the Committee) at least equal to such aggregate Option Price, (iii) a combination of any of the above methods which total to such aggregate Option Price, or (iv) any other form of consideration which has been approved by the Committee, including under any approved cashless exercise mechanism; and payment of such aggregate Option Price by any such means shall be made and received by the Company prior to the delivery of the shares as to which the Option was exercised. The right to deliver in full or partial payment of such Option Price any consideration other than cash shall be limited to such frequency as the Committee shall determine in its absolute discretion. A holder of an Option shall have none of the rights of a shareholder until the shares are issued to him or her; provided that if an optionee exercises an Option and the appropriate purchase price is received by the Company in accordance with this Section 5(d) prior to any dividend record date, such optionee shall be entitled to receive the dividends which would be paid on the shares subject to such exercise if such shares were outstanding on such record date.

      (e) TERM OF OPTION. Each Option granted pursuant to the Plan shall be for the term specified in the applicable option agreement (the “Option Agreement”) subject to earlier termination in all cases as provided in paragraph (g) of this Section.

      (f) EXERCISE OF OPTION. Options granted under the Plan may be exercised during the period and in accordance with the conditions set forth in the Plan and the applicable Option Agreement; provided, however, that

      (i) no Option granted under the Plan may be exercisable earlier than the later of (A) one year from the date of grant or (B) the date on which the optionee completes two years of continuous employment with the Company or one or more of its subsidiaries, and

      (ii) in the event of an optionee’s death, Retirement (as defined below) or Disability (as defined below), any options held by such optionee (to the extent then vested) shall become exercisable on his or her Retirement date, the date his or her employment terminates on account of Disability or the date of his or her death provided he or she has been in the continuous employment of the Company or one or more of its subsidiaries for at least two years at such time.

No Option may be exercised after it is terminated as provided in paragraph (g) of this Section, and no Option may be exercised unless the optionee is then employed by the Company or any of its subsidiaries and shall have been continuously employed by the Company or one or more of such subsidiaries since the date of the grant of his or her Option, except as provided in paragraph (g) of this Section, and in the case of the optionee’s Retirement or Disability (in which case the optionee may exercise the Option to the extent he or she was entitled to exercise it at the time of such termination or such shorter period as may be provided in the Option Agreement) or death (in which case the Option may be exercised by the optionee’s legal representative or legatee or such other person designated by an appropriate court as the person entitled to exercise such Option to the extent the optionee was entitled to exercise it at the time of his or her death). As used herein, “Retirement” shall mean termination of the optionee’s full-time employment on or after the earliest retirement age under any qualified retirement plan of the Company or its subsidiaries which covers the optionee, or age 62 with 5 continuous years of such employment if there is no such plan and “Disability” shall mean termination of the optionee’s full-time employment for reason of disability for purposes of at least one qualified retirement plan or long term disability plan maintained by the Company or its subsidiaries in which the optionee participates. Non-qualified stock options and incentive stock options may be exercised regardless of whether other Options granted to the optionee pursuant to the Plan are outstanding or whether other stock options granted to the optionee pursuant to any other plan are outstanding.

      (g) Termination of Options. An Option, to the extent not validly exercised, shall terminate upon the occurrence of the first of the following events:

      (i) On the date specified in the Option Agreement;

      (ii) 30 days after termination by the Company or one of its subsidiaries of the optionee’s employment for any reason other than in the case of death, Retirement, Disability or deliberate gross misconduct, determined in the sole discretion of the Committee, during which 30 day period the Option may be exercised by the optionee to the extent the optionee was entitled to exercise it at the time of such termination;

      (iii) Concurrently with the time of termination by the Company or one of its subsidiaries of the optionee’s employment for deliberate gross misconduct, determined in the sole discretion of the Committee (for purposes only of this subparagraph (iii) an Option shall be deemed to be exercised when the optionee has received the stock certificate (or valid instructions in the case of the delivery of uncertificated shares) representing the shares for which the Option was exercised);

      (iv) Concurrently with the time of termination by the employee of his or her employment with the Company or one of its subsidiaries for reasons other than Retirement, Disability or death; or

      (v) In the event of a termination of employment arising from death, Retirement or Disability, on the first anniversary of the event giving rise to such termination of employment.

Notwithstanding the above, no Option shall be exercisable after termination of employment unless the optionee shall have, while living during the entire time period in which his or her Options are exercisable, (a) made himself or herself available, if so requested by the Company, at reasonable times and upon a reasonable basis to consult with, supply information to, and otherwise cooperate with, the Company and (b) refrained from engaging in deliberate action which, as determined by the Committee, causes substantial harm to the interests of the Company or, if occurring before termination of employment, would have otherwise constituted deliberate gross misconduct for purposes of Section 5(g)(iii). If these conditions are not fulfilled, the optionee shall forfeit all rights to any unexercised Option as of the date of the breach of the condition.

      (h) NON-TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the optionee other than by will or the laws of descent and distribution, and Options shall during his or her lifetime be exercisable only by the optionee; provided, however, that the Committee may, in its sole discretion, allow for transfer of Options (other than ISOs, unless such transferability would not adversely affect incentive stock option tax treatment) to other persons or entities, subject to such conditions or limitations as it may establish to ensure that transactions with respect to Options intended to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act do not fail to maintain such exemption as a result of the Committee causing Options to be transferable, or for other purposes; provided, further, however, that for any Option that is transferred, other than by the laws of descent and distribution, any Stock Appreciation Rights granted in tandem with any such transferred Option shall be extinguished.

      (i) APPLICABLE LAWS AND REGULATIONS. The Company’s obligation to sell and deliver stock under the Option is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations.

      (j) LIMITATIONS APPLICABLE TO ISOs. To the extent that the aggregate fair market value of the Company’s Common Stock, determined at the time of grant in accordance with the provisions of Section 5(b), with respect to which ISOs granted under this or any other Plan of the Company are exercisable for the first time by an optionee during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered non-qualified stock options. Notwithstanding anything in the Plan to the contrary, any ISO granted to any individual who, at the time of grant, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary thereof, shall (i) have a term not exceeding five years from the date of grant and (ii) shall have an option price per share of not less than 110% of the fair market value of the Company’s Common Stock on the date the incentive stock option is granted (determined in accordance with the last sentence of Section 5(b)).

      TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. The Committee may, in its sole discretion, from time to time grant Stock Appreciation Rights allowing the holder to receive upon exercise value equivalent to the amount by which the fair market price per share of the Company’s Common Stock on the exercise date exceeds the fair market price on date of grant (the “Base Price”) times a number of Share Equivalents. Stock Appreciation Rights may be granted on a stand alone basis or in tandem with any Option granted under this Plan. Stock Appreciation Rights granted on a stand alone basis shall specify the Base Price, the number of Share Equivalents, the dates upon which such Stock Appreciation Rights vest, and the date such Stock Appreciation Rights expire (which shall in no event be more than 10 years following the date of grant). Any such tandem award of Stock Appreciation Rights in connection with an Option shall vest and expire on the same dates as the underlying Option and shall utilize the option exercise price per share of the underlying Option as the Base Price. The Committee shall, at the time of making any award of Stock Appreciation Rights, determine whether the value represented on the exercise date shall be settled in cash or in shares of the Company’s common stock or in any combination thereof. Stock Appreciation Rights being granted in tandem with an Option must be granted at the time of the grant of the associated Option. Stock Appreciation Rights may be granted with respect to all or part of the stock under a particular Option.

Stock Appreciation Rights granted in tandem with an Option may be exercised only to the extent that the related Option has not been exercised. The exercise of Stock Appreciation Rights granted in tandem with an Option shall result in a pro rata surrender of the related Option to the extent that the Stock Appreciation Rights have been exercised.

Stock Appreciation Rights shall be subject to such terms and conditions, which are not inconsistent with the Plan as shall from time to time be approved by the Committee and reflected in the applicable Award Agreement (or in a separate document, which shall be considered for purposes of the Plan to be incorporated into and part of any applicable Option Agreement), and to the following terms and conditions.

The fair market value of Common Stock shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the date the Stock Appreciation Right is exercised or if no transaction occurred on such date, then on the last preceding day on which a transaction did take place.

Stock Appreciation Rights issued on a stand alone basis shall expire on the later of (i) the date which such rights vest on a performance or period of service basis or (ii) the expiration date determined by the Committee and set forth in the Award Agreement; provided however, that all Stock Appreciation Rights shall expire upon the termination of employment of the holder of such Rights and upon any such termination any vested rights shall be settled.

      RESTRICTED STOCK AWARDS. The Committee may, in its sole discretion, from time to time, make awards of shares of the Company’s Common Stock or awards of units representing shares of the Company’s Common Stock, up to 2,250,000 shares in the aggregate, to such officers and other key employees of the Company and its subsidiaries in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (“Restricted Stock”). The terms, conditions and restrictions of any Restricted Stock award made under this Plan shall be set forth in an agreement or agreements between the Company and the recipient of the award.

Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be measured based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the award or grant of Restricted Stock is made.

      (a) Issuance of Restricted Stock. The Committee shall determine the manner in which Restricted Stock shall be held during the period it is subject to restrictions, as well as the service periods or performance based criteria associated with vesting or forfeiture thereof.

      (b) Shareholder Rights. Beginning on the date of grant of the Restricted Stock award and subject to the execution of the award agreement by the recipient of the award and subject to the terms, conditions and restrictions of the award agreement, the Committee shall determine to what extent the recipient of the award has the rights of a shareholder of the Company including, but not limited to, whether the employee receiving the award has the right to vote the shares or to receive dividends or dividend equivalents. Restricted Stock awarded with limited or no shareholder rights pending vesting or entitlement will not be represented by certificate and may be denominated as Units which are converted into Common Stock upon satisfaction of the conditions established in the award.

      (c) Restriction on Transferability. None of the shares or units of a Restricted Stock award may be assigned or transferred, pledged or sold prior to their delivery to a recipient or, in the case of a recipient’s death, to the recipient’s legal representative or legatee or such other person designated by an appropriate court; provided, however, that the Committee may, in its sole discretion, allow for transfer of shares or units of a Restricted Stock Award to other persons or entities.

      (d) Delivery of Shares. Upon the satisfaction of the terms, conditions and restrictions contained in the Restricted Stock award agreement or the release from the terms, conditions and restrictions of a Restricted Stock award agreement, as determined by the Committee, the Company shall deliver, as soon as practicable, to the recipient of the award (or permitted transferee), or in the case of his or her death to his or her legal representative or legatee or such other person designated by an appropriate court, a stock certificate (or proper crediting in uncertificated shares) for the appropriate number of shares of the Company’s Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

      (e) Forfeiture of Restricted Stock. Subject to Section 7(f), all of the restricted stock or units with respect to a Restricted Stock award shall be forfeited and all rights of the recipient with respect to such restricted stock or units shall terminate unless the recipient continues to be employed by the Company or its subsidiaries until the expiration of the forfeiture period and the satisfaction of any other conditions set forth in the award agreement.

      (f) Waiver of Forfeiture. Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any award agreement under certain circumstances (including the death, Disability or Retirement of the recipient of the award or a material change in circumstances arising after the date of an award) and subject to such terms and conditions (including forfeiture of a proportionate number of the restricted stock) as the Committee shall deem appropriate.

      ADJUSTMENT IN EVENT OF CHANGE IN STOCK. Subject to Section 9, in the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company’s capitalization, the Committee shall, subject to the approval of the Board of Directors, appropriately adjust the number and kind of shares available for issuance under the Plan, the number, kind and Option or Base Price of shares subject to outstanding Options and Stock Appreciation Rights and the number and kind of shares subject to outstanding Restricted Stock awards; provided, however, that to the extent permitted in the case of ISOs by Sections 422 and 424 of the Code, in the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Option Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the optionee’s proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided, that any such adjustment in shares subject to outstanding Options (including any adjustments in the Option Price) shall be made in such manner as not to constitute a modification as defined by subsection (h)(3) of Section 424 of the Code; and provided, further, that, in the event of an adjustment in the number or kind of shares under a Restricted Stock award pursuant to this Section 8, any new shares or units issued to a recipient of a Restricted Stock award shall be subject to the same terms, conditions and restrictions as the underlying Restricted Stock award for which the adjustment was made.

      EFFECT OF A CHANGE OF CONTROL. For purposes of this Section 9, “Change of Control” shall, unless the Board of Directors of the Company otherwise directs by resolution adopted prior thereto or, in the case of a particular award, the applicable award agreement states otherwise, be deemed to occur if (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board of Directors of the Company at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity’s outstanding voting securities shall, by itself, be considered a Change in Control. As used herein, “Permitted Holder” means (i) the Company, (ii) any corporation, partnership, trust or other entity controlled by the Company and (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any such controlled entity.

Except to the extent reflected in a particular award agreement, in the event of a Change of Control:

     (i) notwithstanding any vesting schedule, or any other limitation on exercise or vesting, with respect to an award of Options, Stock Appreciation Rights or Restricted Stock, such Options or Stock Appreciation Rights shall become immediately exercisable with respect to 100 percent of the shares or rights subject thereto, and the restrictions shall expire immediately with respect to 100 percent of such Restricted Stock award; and

     (ii) the Committee may, in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Options, Stock Appreciation Rights or Restricted Stock awards and pay to the holders thereof, in cash, the value of such awards based upon the highest price per share of Company Common Stock received or to be received by other shareholders of the Company in connection with the Change of Control.

     AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 8), without further approval of the shareholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the Option Price (other than determining the fair market value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any Option may be exercised or (iv) make any other change which, in the absence of shareholder approval, would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, to fail to meet the exemptions provided by Section 162(m) of the Code. No amendments, revision or discontinuance of the Plan shall, without the consent of an optionee or a recipient of a Restricted Stock award, in any manner adversely affect his or her rights under any Option theretofore granted under the Plan.

     EFFECTIVE DATE AND DURATION. The Plan was adopted by the Board of Directors of the Company on October 26, 2002, and initially approved by shareholders on April 23, 2003, and became effective on July 1, 2003. The number of shares available under the Plan was increased by action of the Board of Directors on February 28, 2006, ratified and approved by shareholders on April 19, 2006, (including approvals relating to Section 162(m) and 422(b)(1) of the Code) and subsequently amended and restated by the Board of Directors of the Plan in accordance with its terms. No Option or Stock Appreciation Right may be granted and no Restricted Stock may be awarded under the Plan after June 30, 2016.

     TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or its subsidiaries, as appropriate, shall have the right to deduct from all awards under the Plan cash and/or stock, valued at fair market value on the date of payment in accordance with Section 5(b) , in an amount necessary to satisfy all federal, state or local taxes as required by law to be withheld with respect to such awards. In the case of awards paid in the Company’s Common Stock, the optionee or permitted transferee may be required to pay to the Company or a subsidiary thereof, as appropriate, the amount of any such taxes which the Company or subsidiary is required to withhold, if any, with respect to such stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of the Company’s Common Stock of equivalent fair market value in payment of such withholding tax obligations if the optionee elects to make payment in such manner.

     CONSTRUCTION AND CONDITIONS. The Plan and Options, Restricted Stock awards, and Stock Appreciation Rights granted thereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such federal law as may be applicable.

     QUALIFYING PERFORMANCE CRITERIA. For purposes of the Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity or tangible equity, (e) total shareholder return, (f) share price performance, (g) return on capital, (h) return on assets or tangible assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) customer satisfaction, (r) asset quality or (s) growth in loans and/or deposits. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

Neither the existence of the Plan nor the grant of any Options or Stock Appreciation Rights or awards of Restricted Stock pursuant to the Plan shall create in any optionee the right to continue to be employed by the Company or its subsidiaries. Employment shall be “at will” and shall be terminable “at will” by the Company or employee with or without cause. Any oral statements or promises to the contrary are not binding upon the Company or the employee.

Approved by the Board of Directors on the __th day of _________, 2008.

ENTERPRISE FINANCIAL SERVICES CORP
150 NORTH MERAMEC
CLAYTON, MO 63105

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ENTERPRISE FINANCIAL SERVICES CORP
Directors recommend a vote FOR all the nominees listed.
Vote On Directors
1.	ELECTION OF DIRECTORS Election of 12 directors to hold office until the next Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified.
	Nominees:
	01)	Peter F. Benoist	07)	Lewis A. Levey
	02)	Kevin C. Eichner	08)	Birch M. Mullins
	03)	James J. Murphy	09)	Brenda D. Newbeny
	04)	Michael A. DeCola	10)	Robert E. Saur
	05)	William H. Downey	11)	Sandra A. Van Trease
	06)	Robert E. Guest, Jr.	12)	Henry D. Warshaw

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominees(s), mark "For ALL Except" and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote on Proposal		For	Against	Abstain

2.	Approval of an amendment of the 2002 Stock Incentive Plan.	☐	☐	☐

(Please sign exactly as name appears hereon. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or in another representative capacity, include signature and title. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ENTERPRISE FINANCIAL SERVICES CORP

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
APRIL 23, 2008 – 4:00 p.m.
191 Westport Plaza Drive
St. Louis, MO

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) Peter F. Benoist, Kevin C. Eichner, and James J. Murphy, Jr., or any of them, each with full power of substitution, as proxies to vote all shares of Enterprise Financial Services Corp common stock that the shareholder(s) would be entitled to vote on all matters that properly come before the 2008 Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this proxy card. If this Proxy card is signed and returned by the shareholder(s) and no specifications are indicated, the proxies are authorized to vote "FOR" the election of all nominees and "FOR" proposal 2 as unanimously recommended by the Board of Directors of Enterprise Financial Services Corp. Absent specific instructions with respect to cumulative voting, the appointed proxies will have full discretionary authority to vote cumulatively among all, or less than all, nominees and to allocate such votes among all, or less than all, of such nominees (other than nominees with respect to whom such authority has been withheld) in the manner the Board of Directors shall recommend, or otherwise in the proxies' discretion. If this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2008 Annual Meeting and at any adjournments or postponements.